Of the 247,999 shares of common stock shown in Column 2 of Table I:

1) 41,282 shares are held directly.

2) 21,053 shares represent the grant of a performance-based restricted stock unit award that has restrictions that lapse at varying rates based on specified performance-based criteria. Each restricted stock unit represents the right to receive one share of Common Stock at vesting. Shares are earned based upon the Cumulative EPS ("Cumulative EPS") of the Company's adjusted core earnings per share during the five-year period beginning on September 1, 2011, and ending on August 31, 2016 (the "Performance Period"). The Cumulative EPS for the Performance Period is determined by the sum of the adjusted core earnings per share for each of the five fiscal years of the Company during the Performance Period, and it will be measured on three dates: August 31, 2014, August 31, 2015 and August 31, 2016 (each, a "Measurement Date"). The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met (i.e., the full "overdrive" amount). The applicable portion, if any, of the P5EPSRSUs will vest upon written certification by the Compensation Committee of the Company's Board of Directors that the corresponding performance goal has been satisfied, provided that continuous status as an employee or consultant or Non-Employee Director has not terminated prior to the end of the Performance Period.

3) 12,390 shares represent the grant of a performance-based restricted stock unit award (granted 10/16/12) that has restrictions that lapse at varying rates based on specified performance-based criteria. Each restricted stock unit represents the right to receive one share of Common Stock at vesting. Shares are earned based upon the Cumulative EPS ("Cumulative EPS") of the Company's adjusted core earnings per share during the five-year period beginning on September 1, 2012, and ending on August 31, 2017
(the "Performance Period"). The Cumulative EPS for the Performance
Period is determined by the sum of the adjusted core earnings per share for each of the five fiscal years of the Company during the Performance Period, and it will be measured on three dates: August 31, 2015, August 31, 2016 and August 31, 2017 (each, a "Measurement Date"). The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met (i.e., the full "overdrive" amount). The applicable portion, if any, of the PBRSU EPS will vest upon written certification by the Compensation Committee of the Company's
Board of Directors that the corresponding performance goal has been satisfied, provided that continuous status as an employee or consultant or Non-Employee Director has not terminated prior to the end of the Performance Period.

4) 35,130 shares represent the grant of a performance-based restricted stock unit award (granted 10/17/13) that has restrictions that lapse at varying rates based on specified performance-based criteria. Each restricted stock unit represents the right to receive one share of Common Stock at vesting.
Shares are earned based upon the satisfaction of the Performance Goal.
The Performance Goal shall be based upon the Cumulative EPS of the Company's adjusted core earnings per share for the last two fiscal years (ending August 31, 2015 and August 31, 2016) during the three-year
Performance Period. The Cumulative EPS for the Performance Period shall be determined by the sum of the adjusted core earnings per share for the Company's fiscal years ending August 31, 2015 and August 31, 2016 and shall be measured on August 31, 2016 ("Measurement Date") subject to adjustment as specified in the PBRSU Award Agreement. The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met (i.e., the full "overdrive" amount). The applicable portion, if any, of the PBRSU's will vest upon written certification by the Compensation Committee of the Company's Board of Directors that the corresponding performance goal has been satisfied, provided that continuous status as an employee or consultant or Non-Employee Director has not terminated prior to the end of the Performance Period.

5) 47,385 shares represent the grant of a performance-based restricted stock unit award (granted 10/16/14) that has restrictions that lapse at varying rates based on specified performance-based criteria. Each restricted stock unit represents the right to receive one share of Common Stock at vesting. Shares are earned based upon the satisfaction of the Performance Goal. The
Performance Goal shall be based upon the Cumulative EPS of the Company's adjusted core earnings per share (as defined in the PBRSU Award Agreement) during the three year period beginning September 1, 2014 and ending on August 31, 2017 (the "Performance Period"). The Cumulative EPS for the Performance Period shall be measured on August 31, 2017 ("Measurement
Date") subject to adjustment as specified in the PBRSU Award Agreement.
The portion of the PBRSUs, if any, that become vested and non-forfeitable following the Performance Period shall be determined on August 31, 2017.
The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met (i.e., the full "overdrive" amount). The applicable portion, if any, of the PBRSU's will vest upon written certification by the Compensation Committee of the Company's Board of Directors that the corresponding performance goal has been satisfied, provided that continuous status as an employee or consultant or Non-Employee Director has not terminated prior to the end of the Performance Period.

6) 25,005 shares represent the grant of a performance-based restricted stock unit award (granted 10/14/15) that has restrictions that lapse at varying rates based on specified performance-based criteria. Each restricted stock unit represents the right to receive one share of Common Stock at vesting. Shares are earned based upon the satisfaction of the Performance Goal. The
Performance Goal shall be based upon the Cumulative EPS of the Company's adjusted core earnings per share (as defined in the PBRSU Award Agreement) during the three year period beginning September 1, 2015 and ending on August 31, 2018 (the "Performance Period"). The Cumulative EPS for the Performance Period shall be measured on August 31, 2018 ("Measurement Date") subject to adjustment as specified in the PBRSU EPS Award Agreement. The portion of the PBRSUs, if any, that become vested and non-forfeitable following the Performance Period shall be determined on August 31, 2018. The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met (i.e., the full "overdrive" amount).
The applicable portion, if any, of the PBRSU's will vest upon written certification by the Compensation Committee of the Company's Board of Directors that the corresponding performance goal has been satisfied, provided that continuous status as an employee or consultant or Non-Employee Director has not terminated prior to the end of the Performance Period.

7) 33,340 shares represent the grant of a performance-based restricted stock unit award (granted 10/14/15) that has restrictions that lapse at varying rates based on
specified performance-based criteria.  Each restricted stock unit represents the right
to receive one share of Common Stock at vesting. Shares are earned based upon the satisfaction of the Performance Goal. The extent to which the Grantee's interest in the Restricted Stock Units becomes vested and non-forfeitable shall be based upon the satisfaction of the performance goal. The Performance Goal shall be based upon a comparison of the Company's total shareholder return, as defined in the applicable award agreement ("TSR"), to the TSR of each company (other than the Company) that comprises the S&P Supercomposite Technology Hardware and Equipment Index (the "Index") during the period beginning September 1, 2015 and ending on August 31, 2018 (the "Performance Period"). The TSR for the Performance
Period shall be measured at the end of the Performance Period. The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met (i.e., the full "overdrive" amount). The applicable portion, if any, of the PBRSU TSR's will vest upon written certification by the Compensation Committee of the Company's Board of Directors that the corresponding performance goal has been satisfied, provided that continuous status as an employee or consultant or Non-Employee Director has not terminated prior to the end of the
Performance Period.

8) 4,684 shares represent the remaining portion of the grant of a restricted stock unit award that has restrictions that lapse at the rate of 30% of the shares on the 1st anniversary of the date of grant (which date of grant was 10/17/13), and 30% of the shares on the 2nd anniversary of the date of grant, and the remaining 40% of the shares on the 3rd anniversary of the date of grant, provided that in all instances the reporting person is an employee of, or consultant (as defined in the Plan) to the
Company or subsidiary; provided, however, that death, disability or certain retirement events before those stated vesting dates will not result in forfeiture of the award or specified portions of the award.

9) 11,060 shares represent the remaining portion of the grant of a restricted stock unit award that has restrictions that lapse at the rate of 30% of the shares on the 1st anniversary of the date of grant (which date of grant was 10/16/14), and 30% of the shares on the 2nd anniversary of the date of grant, and the remaining 40% of the shares on the 3rd anniversary of the date of grant, provided that in all instances the reporting person is an employee of, or consultant (as defined in the Plan) to the
Company or subsidiary; provided, however, that death, disability or certain retirement events before those stated vesting dates will not result in forfeiture of the award or specified portions of the award.

10) 16,670 shares represent the grant of a restricted stock unit award that has restrictions that lapse at the rate of 30% of the shares on the 1st anniversary of the date of grant (which date of grant was 10/14/15), and 30% of the shares on the 2nd anniversary of the date of grant, and the remaining 40% of the shares on the

3rd anniversary of the date of grant, provided that in all instances the reporting person is an employee of, or consultant (as defined in the Plan) to the Company or subsidiary; provided, however, that death, disability or certain retirement events before those stated vesting dates will not result in forfeiture of the award or specified portions of the award.